Exhibit 99.1

Syndax Appoints Martin H. Huber, M.D, to its Board of Directors

WALTHAM, Mass., September 15, 2021 (PRNEWSWIRE) -- Syndax Pharmaceuticals, Inc. ("Syndax," the "Company" or "we") (Nasdaq: SNDX), a clinical stage biopharmaceutical company developing an innovative pipeline of cancer therapies, today announced the expansion of its Board of Directors to nine members with the appointment of Martin H. Huber, M.D., effective today. Dr. Huber has over 20 years of academic, biotechnology, and pharmaceutical drug development experience, currently serving as the President of R&D and Chief Medical Officer of Xilio Therapeutics, Inc.

“It is my pleasure to welcome industry veteran, Dr. Marty Huber, to the Syndax team,” said Dennis Podlesak, Chair of the Board at Syndax. “A deeply experienced leader with a breadth of drug development expertise spanning preclinical stage through commercialization, his contributions and guidance will be invaluable as Syndax continues its effort to advance its innovative pipeline of cancer therapies to help patients in need.”

“I am thrilled to join the experienced and dedicated Board at Syndax, and look forward to helping the team realize a future in which people with cancer live longer and better than ever before,” said Dr. Huber. “I strongly believe in the potential of Syndax’s promising pipeline to address a broad range of currently underserved patients living with cancer.”

Prior to joining Xilio in April 2020, Dr. Huber served as Senior Vice President, Chief Medical Officer at TESARO, Inc. from September 2015 until its January 2019 acquisition by GlaxoSmithKline plc, and once acquired, as Senior Vice President, Clinical, until April 2020. Prior to TESARO, Dr. Huber served as Vice President, Oncology Clinical Research at Merck Research Laboratories from 2012 to 2015. Prior to Merck, he served in roles of increasing responsibility at Schering-Plough, Hoffmann-La Roche and Rhone-Poulenc Rorer, where he led teams in the areas of oncology clinical development, drug safety and pharmacovigilance. He was previously an Assistant Professor of Oncology at the University of Texas M.D. Anderson Cancer Center. Dr. Huber currently serves on the Board of Directors of Mersana Therapeutics, Inc. Dr. Huber earned his M.D. from Baylor College of Medicine.

About Syndax Pharmaceuticals, Inc.

Syndax Pharmaceuticals is a clinical stage biopharmaceutical company developing an innovative pipeline of cancer therapies. The Company's pipeline includes SNDX-5613, a highly selective inhibitor of the Menin–MLL binding interaction, axatilimab, a monoclonal antibody that blocks the colony stimulating factor 1 (CSF-1) receptor, and entinostat, a class I HDAC inhibitor. For more information, please visit www.syndax.com or follow the Company on Twitter and LinkedIn.

Syndax's Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," "expect," "plan," "anticipate," "estimate," "intend," "believe" and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Syndax's expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements about the design, progress, timing, clinical development and scope of clinical trials, plans for initiating future clinical trials, reporting of clinical data for Syndax's product candidates, the association of data with treatment outcomes, and the potential use of our product candidates to treat various cancer indications and fibrotic diseases. Many factors may cause differences between current expectations and actual results including unexpected safety or efficacy data observed during preclinical or clinical trials, clinical trial site activation or enrollment rates that are lower than expected, changes in expected or existing competition, changes in the regulatory environment, the COVID-19 pandemic may disrupt our business and that of the third parties on which we depend, including delaying or otherwise disrupting our clinical trials and preclinical studies, manufacturing and supply chain, or impairing employee productivity, failure of Syndax's collaborators to support or advance collaborations or product candidates and unexpected litigation or other disputes. Other factors that may cause Syndax's actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Syndax's filings with the U.S. Securities and Exchange Commission, including the "Risk Factors" sections contained therein. Except as required by law, Syndax assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Syndax Contacts

Investor Contact

Melissa Forst

Argot Partners

melissa@argotpartners.com

Tel 212.600.1902

Media Contact
Ted Held
ted.held@gcihealth.com
Tel 212.798.9842

SNDX-G